UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2008

AVP, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of
incorporation or organization)

005-79737	98-0142664
(Commission file number)	(I.R.S. employer identification number)

6100 Center Drive, Suite 900, Los Angeles, California	90045
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 426-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 9, 2008, AVP, Inc. (the “Company”) announced that RJSM Partners, LLC (“RJSM”) agreed to make a $3.5 million investment (the “Transaction”) in the Company. RJSM funded $2.5 million of the investment as of September 9, 2008 and has agreed to fund the additional $1.0 million by no later than September 15, 2008. Following receipt of the aggregate amount of $3.5 million, RJSM will have (i) received notes from the Company with an aggregate principal amount of $2,803,250 that give RJSM the right to own approximately 5.6 million shares of the Company’s common stock (the “Common Shares”) in the aggregate, and (ii) purchased 50,000 shares of the Company’s Series B Convertible Preferred Stock for an aggregate purchase price of $696,750. The $2.5 million that the Company received as of September 9, 2008 was consideration for a note with an aggregate principal amount of $1,803, 250 and the 50,000 shares of Series B Preferred Stock, and the additional $1.0 million to be received by the Company will be in return for an additional note. RJSM will have full voting rights associated with the approximately 5.6 million Common Shares once the shares are issued in the name of RJSM upon the funding of the additional $1.0 million on or before September 15, 2008. As of September 9, 2008, RJSM has full voting rights associated with approximately 3.6 million of the Common Shares. The terms of the Transaction are described in more detail below.

As part of the Transaction, the Company and RJSM entered into a subscription agreement (the “Subscription Agreement”) pursuant to which RJSM acquired 50,000 shares of authorized but unissued Series B Convertible Preferred Stock, par value $.001 per share (the “Series B Preferred Stock”) for a price per share of $0.50. The Series B Preferred Stock is convertible at RJSM’s option into an aggregate of 1,393,500 shares of the Company’s common stock (which conversion rate is subject to adjustment). As of September 9, 2008, RJSM owns a majority of the issued and outstanding shares of Series B Preferred Stock.

In connection with the sale and purchase of the Series B Preferred Stock, the Company and RJSM entered into a letter agreement pursuant to which the Company has agreed that, without the prior written consent of a majority of the holders of the then outstanding shares of Series B Preferred Stock: (i) the Company would not designate any additional authorized but unissued shares of preferred stock as Series B Preferred Stock and (ii) no other shares of Series B Preferred Stock would be issued.

Also as part of the Transaction, the Company and RJSM entered into a securities purchase agreement (the “Securities Purchase Agreement”) pursuant to which RJSM has agreed to acquire the Common Shares, an aggregate of 5,606,500 shares of the Company’s common stock, for an aggregate purchase price of $2,803,250 (the “Common Share Purchase Price”). The Common Share Purchase Price is payable in accordance with the Securities Purchase Agreement, which requires that $5,606.50 of such Common Share Purchase Price shall be paid to the Company upon the completion of the closing of the Transaction on or before September 15, 2008. The balance of the Common Share Purchase Price shall be paid by RJSM when RJSM forgives the Company’s obligations under the Loan Agreement and the Note (each as defined below). RJSM will have full voting rights associated with the Common Shares once the shares are issued in the name of RJSM upon the closing of the Transaction, but RJSM may not transfer the Common Shares until the Common Shares are delivered to RJSM at the time that RJSM forgives the Company’s obligations under the Loan Agreement and the Note, which will not occur later than September 1, 2013.

Pursuant to the terms of the Securities Purchase Agreement: (i) RJSM is entitled to reasonable observer rights at meetings of the Board of Directors (the Board”) for so long as RJSM owns equal to or greater than 2,803,250 shares of the Company’s issued and outstanding shares of capital stock (the “Requisite Number of Equity Securities”); (ii) the Company will decrease the current nine-member Board of Directors to five members, resulting in the resignations of the following directors: Phil Guarascio, Jeffrey Wattenberg, Steve Lindecke, and Bret Yormark (as previously disclosed on Form 8-K filed by the Company on September 3, 2008, Mr. Jeffrey Jacobs also resigned as a director of the Company); (iii) the Company will appoint two nominees by RJSM (the “Board Representatives”) to the Board of Directors, subject to the appointees meeting reasonable qualifications to serve on the Board of Directors; (iv) the Company will appoint one nominee by RJSM to each of the compensation committee and audit committee of the Board of Directors; (v) for so long as RJSM owns the Requisite Number of Equity Securities, the Company will be required to recommend to its stockholders the election of the Board Representatives at the Company’s annual meeting of stockholders; and (vi) RJSM will be granted the right to purchase additional shares of the Company’s common stock in accordance with the Securities Purchase Agreement if any of the warrants specified in the Securities Purchase Agreement that represent the right to purchase an aggregate of 5,301,272 shares of Common Stock for $0.01 per share are exercised after September 8, 2008 at a price per share of $.01, the same price per share at which the shares of common stock issued upon exercise of any such specified warrants are issued and sold.

The Company has granted RJSM registration rights with respect to the Common Shares and the shares of Common Stock into which the shares of Series B Preferred Stock purchased by RJSM will convert. RJSM has the right to require the Company to register such shares at any time after the Company delivers any of the Common Shares to RJSM in accordance with the terms and conditions of the Loan Agreement. Such rights: (i) require the Company to file a registration statement and to maintain its effectiveness, subject to customary blackout periods and other exceptions and (ii) grant RJSM the right to participate in the Company’s future registered offerings, subject to customary exceptions.

Further as part of the Transaction, the Company entered into a loan agreement (the “Loan Agreement”) with RJSM pursuant to which RJSM has agreed to loan $2,803,250 to the Company (the “Loan”) and the Company has agreed to issue to RJSM promissory notes (together, the “Note”) to evidence the Loan. A Note with an aggregate principal amount of $1,803,250 was issued on September 9, 2008 to RJSM, and an additional Note for $1.0 million will be issued to RJSM upon the funding of such portion of the investment on or before September 15, 2008. Unless the Note is earlier repaid in accordance with the terms and conditions of the Loan Agreement, the outstanding principal balance of the Note will be due and payable in kind on September 1, 2013. Upon a change of control of the Company or an event of default, each as defined in the Loan Agreement, the Company (i) shall pay RJSM an amount in cash equal to the outstanding principal amount of the Loan plus accrued and unpaid interest at a rate of 18% per annum from the date of the closing of the Transaction, compounded annually, and (ii) shall deliver the Common Shares to RJSM. RJSM has the right to require the Company to prepay any portion of the outstanding principal amount of the Loan at any time, and such prepayment will be made by the Company forgiving a corresponding amount of the Common Share Purchase Price and delivering a corresponding number of Common Shares to RJSM.

Pursuant to the Loan Agreement, so long as at least 50% of the aggregate principal amount of the Loan is outstanding and RJSM holds at least a majority of the outstanding principal amount of the Loan, the Company is restricted from doing any of the following without RJSM’s prior written consent:

•	participating in a sale, transfer, lease, merger involving any material portion of the Company’s assets or business;

•	effecting any acquisition with a valuation in excess of $500,000;

•	altering or changing the rights of RJSM;

•	creating any series or class of convertible securities that are exchangeable into equity securities having a preference senior to or pari passu with the Series B Preferred Stock;

•	incurring debt in an amount greater than $500,000 (other than debt permitted by the Loan Agreement);

•	redeeming or repurchasing any equity securities of the Company;

•	taking any action that could result in taxation of RJSM under Section 305 of the Internal Revenue Code;

•	amending, altering, or repealing the Certificate of Incorporation or Bylaws in a manner that would materially affect RJSM;

•
issuing any warrants not outstanding as of the closing of the Transaction (although no consent will be required to issue warrants that represent the right to acquire not more than 2.5% of the then outstanding shares of common stock on a fully diluted basis); or

•	creating or issuing any other Series B Preferred Stock.

Finally, in connection with the closing of the Transaction, the Company will appoint Jason Hodell as Chief Operating Officer and Chief Financial Officer of the Company.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

The Company announced on September 9, 2008 that RJSM: (i) received the right to own approximately 5.6 million shares of the Company’s common stock pursuant to the terms of a loan by RJSM to the Company of an aggregate amount of $2,803,250 and (ii) purchased 50,000 shares of the Company’s Series B Convertible Preferred Stock (together, the “Securities”) for an aggregate purchase price of $696,750, both in a private transaction exempt from registration under the Securities Act of 1933, as amended (the “Act”) in reliance on the exemptions provided by Section 4(2) and Rule 506 of Regulation D of the Act. The Company made this determination based on the non-public manner in which the Securities were offered and on the representations of RJSM, the purchaser of such Securities, which included, in pertinent part, that: (i) RJSM is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Act, (ii) RJSM was acquiring such Securities for investment purposes for its own account and not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof, and (iii) RJSM understood that the Securities may not be sold or otherwise disposed of without registration under the Act or an applicable exemption therefrom. The Company intends to use the gross proceeds of the sale towards working capital and the continued expansion of the Company’s lifestyle sports entertainment offerings in professional beach volleyball.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 5.02.

In May 2008, the Board of Directors elected Jason Hodell as one of its directors and the Company recently appointed Mr. Hodell to serve as Interim Chief Financial Officer. Upon the closing of the Transaction, the Company will appoint Mr. Hodell as its COO and CFO, and Mr. Hodell will remain a director. According to the terms of the at-will employment agreement between the Company and Mr. Hodell, Mr. Hodell will be paid a base salary of $260,000 with a one-time signing bonus of $35,000 and reimbursement of certain moving expenses, and will be eligible each year for a target bonus of up to 50% of his annual base salary for the applicable year, and will receive an Additional Cash Performance Bonus of up to $100,000 if the Company meets specified financial targets for 2009. In addition, the Company will grant to Mr. Hodell an option to purchase the following: (i) 400,000 shares of the Company’s common stock for a per share exercise price equal to the closing price of the Common Stock on the date immediately preceding the grant date, (ii) 200,000 shares of Common Stock for a per share exercise price equal to $.60 per share, and (iii) 200,000 shares of Common Stock for a per share exercise price equal to $1.00 per share, all of which vests in 36 equal monthly installments with the first installment vesting on October 1, 2008 so long as he continues his employment with the Company. Mr. Hodell is eligible to receive all employment benefits provided to the rest of the executive officers of the Company other than the CEO. In the event Mr. Hodell’s employment is terminated by the Company other than for cause or Mr. Hodell terminates employment for good reason, Mr. Hodell will continue to receive his annual base salary and his target bonus for six months following the termination. The agreement is subject to the approval of the Board, which approval took place on August 27, 2008 and is contingent upon the closing of the Transaction.

Mr. Hodell was the Founder and Managing Partner of Plainview Capital located in downtown Baltimore, Maryland. He served as the Portfolio Manager of the firm’s investment funds from inception in 2003. Mr. Hodell was previously the Senior Director of Business Operations at Digex, a publicly-traded managed IT services and complex web-hosting firm that was acquired by MCI in 2003. Mr. Hodell also served in the Technology Investment Banking group of JPMorgan, Inc. where he focused primarily on technology mergers and acquisitions. Mr. Hodell received his B.S. in Economics (Mathematical) from the United States Military Academy at West Point where he was awarded the Commandant’s wreath for academic and military honors upon graduation. He served as an Infantry Officer in the U.S. Army and is Airborne Ranger qualified. He received his MBA in Finance from the Wharton School, University of Pennsylvania. Mr. Hodell has served as a director of the Company from May 5, 2008 and will continue as a director after the closing. Mr. Hodell previously served as Chair of the company’s Audit Committee.

Mr. Hodell does not have any family relationships with any of the Company’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive officer.

Mr. Hodell is not a party to any transaction listed in Item 404(a) of Regulation S-B.

As previously reported on the Company’s Form 8-K filed on September 4, 2008, Jeffrey Jacobs resigned as a member of the Board of Directors of the Company, effective on August 27, 2008. The Board was comprised of nine seats, and following Mr. Jacobs’ resignation, there were eight directors remaining on the Board. In connection with the Transaction, the Company reduced the number of members of the Board of Directors from nine to five, and, in connection with the closing, four directors, Phil Guarascio, Jeffrey Wattenberg, Steve Lindecke, and Bret Yormark, resigned as members of the Board of Directors of the Company, effective as of September 9, 2008.

Also in connection with the Transaction, RJSM has nominated two directors to be appointed on the Board of Directors. Michael Pearce who already serves as a member of the Board of Directors of the Company will continue to serve on the Board as a nominee selected by RJSM. The second RJSM nominee, Justin Kamm, was appointed as a member of the Board of Directors of the Company, effective as of September 9, 2008. Mr. Kamm does not have any family relationships with any of AVP’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive officer. Mr. Kamm is not a party to any transaction listed in Item 404(a) of Regulation S-B.

Therefore, after this Transaction, the five members of the Board of Directors are as follows: Leonard Armato (Chairman), Jason Hodell, Nick Toor, Michael Pearce and Justin Kamm.

Item 7.01 Regulation FD Disclosure.

The information in this Current Report on Form 8-K is furnished under Item 7.01—”Regulation FD Disclosure.” Such information, including the exhibits attached hereto, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

On September 9, 2008, the Company issued a press release announcing that it has entered into a Subscription Agreement, letter agreement, Securities Purchase Agreement and Loan Agreement with RJSM. The text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated September 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVP, INC.

	By:	/s/ Jeffrey Benz
Date: September 11, 2008		Jeffrey Benz Chief Administrative Officer, Secretary and General Counsel

Exhibit Index

99.1	Press Release, dated September 9, 2008.